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                          Exhibit 4.2

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        MORGAN STANLEY DEAN WITTER SELECT EQUITY TRUST
             STANDARD & POOR'S PLATINUM PORTFOLIO,
            SELECT STRATEGY STOCKS - SEPTEMBER 1998
                   REFERENCE TRUST AGREEMENT

          This Reference Trust Agreement dated        , 1998
between DEAN WITTER REYNOLDS INC., as Depositor, and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Sears Equity Investment Trust, Trust Inden-ture and Agreement" dated January 22, 1991, as amended on March 16, 1993, July 18, 1995 and December 30, 1997 (the "Basic
Agreement"). Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                       WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                             I.

            STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorpo-rated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this in-strument except that the Basic Agreement is hereby amended in the following manner:

          A.   Article I, Section 1.01, paragraph (29) defining
     "Trustee" shall be amended as follows:

          "'Trustee' shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

          B.   Reference to United States Trust Company of New
     York in its capacity as Trustee is replaced by The Chase
     Manhattan Bank throughout the Basic Agreement.

          C. Section 3.01 is amended to substitute the fol-lowing:

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               Section 3.01.  Initial Cost  The costs of organ-

     izing the Trust and sale of the Trust Units shall, to the extent of the expenses reimbursable to the Depositor pro-vided below, be borne by the Unit Holders, provided, how-

     ever, that, to the extent all of such costs are not borne

     by Unit Holders, the amount of such costs not borne by Unit Holders shall be borne by the Depositor and, provided further, however, that the liability on the part of the

     Depositor under this Section shall not include any fees or other expenses incurred in connection with the administra-tion of the Trust subsequent to the deposit referred to in
     Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trus-tee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Deposi-tor Securities having a value, as determined under Section
     4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this Section shall be for the account of the Unitholders of re-cord at the conclusion of the primary offering period and shall not be reflected in the computation of the Unit Value prior thereto. As used herein, the Depositor's re-imbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the in-denture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the ini-tial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of pre-liminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other ad-vertising materials and any other selling expenses. Any cash which the Depositor has identified as to be used for

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     reimbursement of expenses pursuant to this Section shall
     be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Depositor other-wise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for re-demption.

          D. Article VI, Section 6.05, shall be amended to delete the clause beginning "if the Depositor" and ending with, in the same sentence, "the Unit Holders" and insert in place thereof "upon the determination of the Depositor to remove the Trustee for any reason, either with or with-out cause, including but not limited to a determination by the Depositor that the Trustee has materially failed to perform its duties under this Indenture and the interest of Unit Holders has been substantially impaired as a re-sult."

          E. The Distribution Agency Agreement is amended to be applicable to the Morgan Stanley Dean Witter Select Eq-uity Trust, Standard & Poor's Platinum Portfolio, Select
     Strategy Stocks Series.

          F. Reference to "Dean Witter Select Equity Trust" is replaced by "Morgan Stanley Dean Witter Select Equity
     Trust".

                             II.

             SPECIAL TERMS AND CONDITIONS OF TRUST


          The following special terms and conditions are hereby agreed to:

          A.   The Trust is denominated Morgan Stanley Dean
     Witter Select Equity Trust, Standard & Poor's Platinum
     Portfolio, Select Strategy Stocks - September 1998 (the
     "Trust").

          B. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this In-denture, have been or are to be deposited in trust under this Indenture.

          C.   The term, "Depositor" shall mean Dean Witter
     Reynolds Inc.

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          D.   The aggregate number of Units referred to in
     Sections 2.03 and 9.01 of the Basic Agreement is for the Trust.

          E.   A Unit is hereby declared initially equal to
     1/       th for the Trust.

          F.   The term "In-Kind Distribution Date" shall mean
               .

          G.   The term "Record Dates" shall mean          ,
          and          ,       and such other date as the De-
     positor may direct.

          H.   The term "Distribution Dates" shall mean
             ,       and on or about        ,      and such
     other date as the Depositor may direct.

          I.   The term "Termination Date" shall mean      ,
         .

          J. The Depositor's Annual Portfolio Supervision Fee shall be a maximum of $0.25 per 100 Units.

          K.   The Trustee's annual fee as defined in Sec-
     tion 6.04 of the Indenture shall be $    per 100 Units if
     the greatest number of Units outstanding during the period
     is 10,000,000 or more; $    per 100 Units if the greatest
     number of Units outstanding during the period is between
     5,000,000 and 9,999,999; and $     per 100 Units if the
     greatest number of Units outstanding during the period is 4,999,999 or less.

          L. For a Unit Holder to receive "in_kind" distribu-tion during the life of the Trust other than in connection with a rollover, such Unit Holder must tender at least 25,000 Units for redemption. On the In-Kind Date there is no minimum amount of Units that a Unit Holder must tender in order to receive an "in-kind" distribution.

          M. Paragraph (b)(ii) of Section 9.03 is amended to provide that the period during which the Trustee shall liquidate the Trust Securities shall not exceed 14 busi-ness days commencing on the first business day following the In-Kind Date.

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          (Signatures and acknowledgments on separate pages)

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          The Schedule of Portfolio Securities in the prospec-
tus included in this Registration Statement is hereby incorpo-rated by reference herein as Schedule A hereto.

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